WILLIAMS SECURITIES LAW FIRM, P.A.
2503 West Gardner Court
Tampa, FL  33611
Phone:  813.831.9348

August 25, 2014

Indoor Harvest, Corp.

Re: Registration Statement on Form S-1

Gentlemen:

 Our firm has acted as your counsel in the preparation of a Registration Statement on Form S-1 (the "Registration Statement") filed by you with the Securities and Exchange Commission covering 2,467,003 shares of Common Stock of Indoor Harvest, Corp. filed on March 5, 2014 (the "Stock").  Our firm has also acted as your counsel in the preparation of an amendment to the Registration Statement filed by you with the Securities and Exchange Commission on August 22, 2014 covering an additional 285,000 shares of Stock.  This makes the aggregate amount of Stock being registered under the Registration Statement, as amended, 3,161,103 shares of Stock, and this opinion covers all of these shares of Stock, referred to herein as the "Aggregate Stock."

In so acting,  we have examined and relied upon such records,  documents and other  instruments  solely for factual matters as in our judgment are necessary or  appropriate in order to express the opinion  hereinafter  set forth and have assumed the  genuineness of all signatures,  the authenticity of all documents submitted to us as originals, and the  conformity  to original documents  of all  documents  submitted  to us certified or photostatic copies.  This opinion is based upon the laws of the state of Texas.

     Based on the foregoing, we are of the opinion that:

     1.  The Aggregate Stock is duly and validly issued, fully paid and nonassessable.

     2.  The issuance of the Aggregate Stock has been duly authorized.

     We hereby consent to the discussion of this opinion in the Prospectus, the reproduction of the opinion as an exhibit to the Registration Statement in and to being named as in the "Interests of Named Experts" section of the Registration Statement.

Very truly yours,

Williams Securities Law Firm, P.A.

/s/ Michael T. Williams, Esq.

By: Michael T. Williams, Esquire, President
            For the Firm